Exhibit 99.1

Paramount Announces Second Quarter 2015 Results and

Issues Guidance for Full Year 2015

– Reports Core FFO of $0.22 per Diluted Share –

NEW YORK - August 6, 2015 – Paramount Group, Inc. (NYSE: PGRE) (the “Company”) today reported results for the quarter ended June 30, 2015.

Second Quarter Highlights:

•	Reported Core Funds from Operations (“Core FFO”) attributable to Paramount Group, Inc. of $46.3 million, or $0.22 per diluted share, for the quarter ended June 30, 2015, including $4.7 million, or $0.02 per diluted share, of carried interest from fund investments.

•	Leased 199,972 square feet at a weighted average initial rent of $71.84 per square foot, of which 138,232 square feet represents second generation space for which the Company achieved positive mark-to-markets of 15.4% on a cash basis and 19.0% on a GAAP basis.

•	Portfolio leased percentage increased to 94.8% at June 30, 2015, up 20 basis points from March 31, 2015 and 90 basis points from December 31, 2014.

•	On May 21, 2015, the Company’s Board of Directors declared a regular quarterly cash dividend of $0.095 per share for the second quarter ended June 30, 2015, which was paid on July 15, 2015.

•	During the second quarter, the Company raised an additional $95.2 million for Fund VIII (the Company’s real estate debt fund), bringing total capital commitments to $580.2 million of which $51.0 million has been invested.

•	In July 2015, Fund VII (the Company’s real estate equity fund) entered into an agreement to acquire 670 Broadway, a 77,480 square foot creative office building located in the NoHo submarket of Manhattan, for $112.0 million.

Financial Results:

Quarter Ended June 30, 2015

Net loss attributable to Paramount Group, Inc. was $4.7 million, or $0.02 per diluted share, for the quarter ended June 30, 2015.

Core FFO attributable to Paramount Group, Inc. was $46.3 million, or $0.22 per diluted share, for the quarter ended June 30, 2015, including $4.7 million, or $0.02 per diluted share, of carried interest from fund investments. Core FFO attributable to Paramount Group, Inc. for the quarter ended June 30, 2015 excludes the impact of (i) unrealized gains on interest rate swaps, including the Company’s pro rata share of such gains of a partially owned entity, (ii) transfer taxes due in connection with the sale of shares by a former joint venture partner, (iii) acquisition and transaction related costs and (iv) a true-up in the income tax liability related to the Company’s predecessor. The aggregate of these items, net of amounts attributable to non-controlling interests, increased FFO attributable to Paramount Group, Inc. by $6.3 million, or $0.03 per diluted share. FFO attributable to Paramount Group, Inc., which includes the impact of these items, was $52.7 million, or $0.25 per diluted share, for the quarter ended June 30, 2015.

Six Months Ended June 30, 2015

Net loss attributable to Paramount Group, Inc. was $14.4 million, or $0.07 per diluted share, for the six months ended June 30, 2015.

Core FFO attributable to Paramount Group, Inc. was $85.3 million, or $0.40 per diluted share, for the six months ended June 30, 2015, including $5.1 million, or $0.02 per diluted share, of carried interest from fund investments. Core FFO attributable to Paramount Group, Inc. for the six months ended June 30, 2015 excludes the impact of (i) unrealized gains on interest rate swaps, including the Company’s pro rata share of such gains of a partially owned entity, (ii) transfer taxes due in connection with the sale of shares by a former joint venture partner, (iii) acquisition and transaction related costs, (iv) a true-up in the income tax liability related to the Company’s predecessor and (v) severance costs. The aggregate of these items, net of amounts attributable to noncontrolling interests, increased FFO attributable to Paramount Group, Inc. by $10.7 million, or $0.05 per diluted share. FFO attributable to Paramount Group, Inc., which includes the impact of these items, was $96.0 million, or $0.45 per diluted share, for the six months ended June 30, 2015.

Portfolio Operations

As of June 30, 2015, the Company’s portfolio consisted of 12 Class A office properties aggregating approximately 10.4 million square feet that was 94.8% leased.

During the second quarter, the Company leased 199,972 square feet at a weighted average initial rent of $71.84 per square foot. This leasing activity, offset by lease expirations during the quarter, increased portfolio wide occupancy by 20 basis points from March 31, 2015. Of the 199,972 square feet leased in the second quarter, 138,232 square feet represent second generation space (space that has been vacant for less than twelve months) for which the Company achieved positive mark-to-markets of 15.4% on a cash basis and 19.0% on a GAAP basis. The weighted average lease term for leases signed during the second quarter was 11.1 years and tenant improvements and leasing commissions on these leases were $7.38 per square foot per annum, or 10.3% of initial rent.

During the six months ended June 30, 2015, the Company leased 355,800 square feet at a weighted average initial rent of $73.67 per square foot. Of 355,800 square feet leased during the six months, 161,962 square feet represent second generation space for which the Company achieved positive mark-to-markets of 15.7% on a cash basis and 18.3% on a GAAP basis. The weighted average lease term for leases signed during the six months was 12.6 years and tenant improvements and leasing commissions on these leases were $7.61 per square foot per annum, or 10.3% of initial rent.

Guidance

Based on management’s expectation as of the date of this release, the Company is providing guidance for the full year 2015 for Projected Core FFO per diluted share. Except as described below, the estimates reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and the earnings impact of the events referenced in this release and otherwise referenced during the conference call referred to below. The estimates do not include the impact on operating results from possible future property acquisitions or dispositions, capital markets activity or unrealized gains or losses on real estate fund investments. The estimates set forth below may be subject to fluctuations as a result of several factors, including the straight lining of rental income and the amortization of above and below market leases. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth below. The Company is also providing the following reconciliation of Projected Core FFO per diluted share to estimated net loss per diluted share in accordance with GAAP. The estimated net loss per diluted share is not a projection and is being provided solely to satisfy the disclosure requirements of the U.S. Securities and Exchange Commission.

For the Year Ending December 31, 2015:	Low	High
Estimated net loss attributable to common stockholders per diluted share	$(0.16)	$(0.14)
Pro rata share of real estate depreciation and amortization, including the Company’s share of partially owned entities	1.00	1.00
Adjustments for non-core items[1]	(0.05)	(0.05)

Projected Core FFO per diluted share	$0.79	$0.81

Investor Conference Call and Webcast

The Company will host a webcast and conference call at 10:00 a.m. Eastern Time on August 7, 2015, to discuss second quarter 2015 results. The number to call is 1-877-407-0789 (domestic) and 1-201-689-8562 (international). A live webcast will be available in the Investors section of the Company’s website. A replay of the conference call will be available through August 21, 2015, by dialing 1-877-870-5176 (domestic) and 1-858-384-5517 (international) and entering the passcode 13614434.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance or achievements. These factors include, without limitation, the ability to enter into new leases or renew leases on favorable terms, dependence on tenants’ financial condition, the uncertainties of real estate development, acquisition and disposition activity, the ability to effectively integrate acquisitions, the costs and availability of financing, the ability of our joint venture partners to satisfy their obligations, the effects of local, national and international economic and market conditions, the effects of acquisitions, dispositions and possible impairment charges on our operating results, regulatory changes and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake a duty to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

[1]	Represents non-core items for the six months ended June 30, 2015, which are summarized in this press release and the Company’s Supplemental Package. The Company is not making projections for non-core items that may impact its financial results in the third and fourth quarters of 2015, which may include unrealized gains or losses on interest rate swaps, acquisition and transaction related costs and other items that are not included in Core FFO.

Non GAAP Financial Measures

FFO is a supplemental measure of our performance. We present FFO in accordance with the definition adopted by National Association of Real Estate Investment Trusts, (“NAREIT”). NAREIT defines FFO as GAAP net income or loss adjusted to exclude net gain from sales of depreciated real estate assets, impairment losses on depreciable real estate and depreciation and amortization expense from real estate assets, including the pro rata share of such adjustments of unconsolidated joint ventures. FFO is commonly used in the real estate industry to assist investors and analysts in comparing results of real estate companies because it excludes the effect of real estate depreciation and amortization and net gains on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. In addition, we present Core FFO as an alternative measure of our operating performance, which adjusts FFO for certain other items, including acquisition and transaction related costs and unrealized gains or losses on interest rate swaps, which we believe enhances the comparability of our FFO across periods.

FFO and Core FFO are presented as supplemental financial measures and do not fully represent our operating performance. Other REITs may use different methodologies for calculating FFO and Core FFO or use other definitions of FFO and Core FFO and, accordingly, our presentation of these measures may not be comparable to other real estate companies. Neither FFO nor Core FFO is intended to be a measure of cash flow or liquidity. Please refer to our financial statements, prepared in accordance with GAAP, for purposes of evaluating our financial condition, results of operations and cash flows.

A reconciliation of each Non-GAAP financial measure to the most directly comparable GAAP financial measure can be found in this press release and in our Supplemental Package.

About Paramount Group, Inc.

Headquartered in New York City, Paramount Group, Inc. is a fully-integrated real estate investment trust that owns, operates, manages, acquires and redevelops high-quality, Class A office properties located in select central business district submarkets of New York City, Washington, D.C. and San Francisco. Paramount is focused on maximizing the value of its portfolio by leveraging the sought-after locations of its assets and its proven property management capabilities to attract and retain high-quality tenants.

Contact Information:

Investor Relations:

212-492-2298

ir@paramount-group.com

Media:

212-492-2285

pr@paramount-group.com

Paramount Group, Inc.

Consolidated Balance Sheets

(Unaudited and in thousands)

	June 30, 2015	December 31, 2014
ASSETS:
Rental Property
Land	$2,042,071	$2,042,071
Buildings and improvements	5,534,885	5,488,168

	7,576,956	7,530,239
Accumulated depreciation and amortization	(162,377)	(81,050)

Rental Property, net	7,414,579	7,449,189
Real estate fund investments	335,545	323,387
Investments in partially owned entities	6,128	5,749
Cash and cash equivalents	438,088	438,599
Restricted cash	45,737	55,728
Marketable securities	21,524	20,159
Deferred rent receivable	40,308	8,267
Accounts and other receivables, net	10,781	7,692
Deferred charges, net	49,547	39,165
Intangible assets, net	583,126	669,385
Other assets	9,529	13,121

Total Assets	$8,954,892	$9,030,441

LIABILITIES:
Mortgages and notes payable	$2,853,237	$2,852,287
Credit facility	—	—
Due to affiliates	27,299	27,299
Loans payable to noncontrolling interests	43,981	42,195
Accounts payable and accrued expenses	96,595	93,472
Deferred income taxes	2,659	2,861
Interest rate swap liabilities	160,473	194,196
Intangible liabilities, net	201,839	219,228
Dividends and distributions payable	25,066	—
Other liabilities	45,922	43,950

Total Liabilities	3,457,071	3,475,488
EQUITY:
Paramount Group, Inc. stockholders’ equity	3,889,542	3,910,862
Noncontrolling interests in consolidated joint ventures and funds	703,596	685,888
Noncontrolling interests in Operating Partnership	904,683	958,203

Total Equity	$5,497,821	$5,554,953

Total Liabilities and Equity	$8,954,892	$9,030,441

Paramount Group, Inc.

Consolidated Statements of Income

(Unaudited and in thousands, except share and per share data)

	Quarter Ended June 30, 2015	Six Months Ended June 30, 2015
REVENUES:
Property rentals	$128,954	$255,356
Straight-line rent adjustments	16,091	32,042
Amortization of below-market leases, net	872	1,762

Rental income	145,917	289,160
Tenant reimbursement income	12,063	25,551
Fee income	1,780	3,315
Other income	3,168	6,128

Total revenues	162,928	324,154
EXPENSES:
Operating	57,781	119,665
Depreciation and amortization	79,421	153,004
General and administrative	9,133	21,746
Acquisition and transaction related costs	8,208	9,347

Total expenses	154,543	303,762
Operating income	8,385	20,392
Income from real estate fund investments	14,072	19,293
Income from partially owned entities	2,011	2,986
Unrealized gains on interest rate swaps	21,747	33,725
Interest and other income, net	512	1,366
Interest and debt expense	(42,236)	(84,124)

Net income (loss) before income taxes	4,491	(6,362)
Income tax expense	(1,343)	(1,917)

Net income (loss)	3,148	(8,279)
Less net (income) loss attributable to noncontrolling interests in:
Consolidated joint ventures and funds	(9,004)	(9,672)
Operating partnership	1,147	3,511

Net loss attributable to Paramount Group, Inc.	$(4,709)	$(14,440)

Weighted average common shares outstanding:
Basic	212,106,718	212,106,718

Diluted	212,106,718	212,106,718

Net loss per share attributable to Paramount Group, Inc.:
Basic	$(0.02)	$(0.07)

Diluted	$(0.02)	$(0.07)

Paramount Group, Inc.

Reconciliation of Net Income (Loss) to Funds from Operations and Core Funds from Operations

(Unaudited and in thousands, except share and per share data)

	Quarter Ended June 30, 2015	Six Months Ended June 30, 2015
Reconciliation of net income (loss) to FFO:
Net income (loss)	$3,148	$(8,279)
Real estate depreciation and amortization	79,421	153,004
Pro rata share of real estate depreciation and amortization of partially owned entities	1,530	3,006

FFO	84,099	147,731
Less FFO attributable to noncontrolling interests in consolidated joint ventures and funds	(18,614)	(28,403)

FFO attributable to Paramount Group Operating Partnership	65,485	119,328
Less FFO attributable to noncontrolling interests in Operating Partnership	(12,822)	(23,348)

FFO attributable to Paramount Group, Inc. common shareholders plus assumed conversions	$52,663	$95,980

Per diluted share	$0.25	$0.45

Reconciliation of FFO to Core FFO:
FFO	$84,099	$147,731
Non-core (income) expense:
Transfer taxes due in connection with sale of shares by former joint venture partner	5,872	5,872
Acquisition and transaction related costs	2,336	3,475
Predecessor income tax true-up	721	721
Severance costs	—	3,315
Unrealized gains on interest rate swaps	(21,747)	(33,725)
Pro rata share of unrealized gains on interest rate swaps of partially owned entities	(624)	(1,010)

Core FFO	70,657	126,379
Less Core FFO attributable to noncontrolling interests in consolidated joint ventures and funds	(13,065)	(20,356)

Core FFO attributable to Paramount Group Operating Partnership	57,592	106,023
Less Core FFO attributable to noncontrolling interests in Operating Partnership	(11,277)	(20,745)

Core FFO attributable to Paramount Group, Inc. common shareholders plus assumed conversions	$46,315	85,278

Per diluted share	$0.22	$0.40

Paramount Group, Inc.

Reconciliation of Net Income to Funds from Operations

and Core Funds from Operations – continued

(Unaudited and in thousands, except share and per share data)

	Quarter Ended June 30, 2015	Six Months Ended June 30, 2015
Reconciliation of weighted average shares outstanding:
Weighted average shares outstanding	212,106,718	212,106,718
Effect of dilutive securities	5,004	6,467

Denominator for FFO per diluted share	212,111,722	212,113,185